                                                                  EXHIBIT 2.5

                                                                  CONFORMED COPY







                          STOCK SUBSCRIPTION AGREEMENT

                                    BETWEEN

                       AFFILIATED COMMUNITY BANCORP, INC.

                                      AND

                MIDDLESEX BANK & TRUST COMPANY (IN ORGANIZATION)


                         Dated as of December 17, 1996

                               TABLE OF CONTENTS

ARTICLE 1
    DEFINITIONS................................................................        1

ARTICLE 2
    THE STOCK PURCHASE.........................................................        4
       2.1   Shares Sold and Acquired..........................................        4
             ------------------------
       2.2   Price for Shares..................................................        4
             ----------------
       2.3   Consideration for Organizational Costs............................        4
             --------------------------------------
       2.4   Effective Time....................................................        5
             --------------
       2.5   Tax and Accounting Consequences...................................        5
             -------------------------------
       2.6   Possible Alternative Structure....................................        5
             ------------------------------

ARTICLE 3
    CERTAIN APPROVALS..........................................................        5
       3.1   Board of Directors Approvals......................................        5
             ----------------------------
       3.2   Actions by Middlesex and AFCB.....................................        5
             -----------------------------
       3.3   Middlesex Approvals...............................................        5
             -------------------
       3.4   AFCB Approvals....................................................        6
             --------------

ARTICLE 4
    REGARDING MIDDLESEX........................................................        6
       4.1   Directors and Officers............................................        6
             ----------------------

ARTICLE 5
    REPRESENTATIONS AND WARRANTIES OF MIDDLESEX................................        7
       5.1   Corporate Organization............................................        7
             ----------------------
       5.2   Capitalization....................................................        7
             --------------
       5.3   Authority.........................................................        8
             ---------
       5.4   No Violation......................................................        8
             ------------
       5.5   Consents and Approvals............................................        8
             ----------------------
       5.6   Certain Financial Statements; Projections.........................        8
             -----------------------------------------
       5.7   Absence of Undisclosed Liabilities................................        9
             ----------------------------------
       5.8   Absence of Certain Changes or Events..............................        9
             ------------------------------------
       5.9   Legal Proceedings.................................................        9
             -----------------
       5.10  Taxes and Tax Returns.............................................       10
             ---------------------
       5.11  Properties........................................................       10
             ----------



       5.12  Certain Contracts................................................      10
             -----------------
       5.13  Insurance........................................................      11
             ---------
       5.14  Employee Benefit Plans...........................................      11
             ----------------------
       5.15  Compliance with Applicable Law...................................      11
             ------------------------------
       5.16  Broker's Fees....................................................      12
             -------------
       5.17  Middlesex Information............................................      12
             ---------------------
       5.18  Labor Matters....................................................      12
             -------------
       5.19  Absence of Business Activities...................................      12
             ------------------------------
       5.20  Disclosure.......................................................      12
             ----------

ARTICLE 6
    REPRESENTATIONS AND WARRANTIES OF AFCB....................................      12
       6.1   Corporate Organization...........................................      13
             ----------------------
       6.2   Capitalization...................................................      13
             --------------
       6.3   Authority........................................................      13
             ---------
       6.4   No Violations....................................................      13
             -------------
       6.5   Consents and Approvals...........................................      13
             ----------------------
       6.6   Certain Financial Statements; Annual and Quarterly Reports.......      14
             ----------------------------------------------------------
       6.7   Other Statements and Reports.....................................      14
             ----------------------------
       6.8   Absence of Certain Changes or Events.............................      14
             ------------------------------------
       6.9   Legal Proceedings................................................      15
             -----------------
       6.10  Financing........................................................      15
             ---------
       6.11  Disclosure.......................................................      15
             ----------

ARTICLE 7
    COVENANTS OF AFCB AND MIDDLESEX...........................................      15
       7.1   Conduct of Business..............................................      15
             -------------------
       7.2   No Solicitation..................................................      18
             ---------------
       7.3   Current Information..............................................      18
             -------------------
       7.4   Access to Properties and Records.................................      18
             --------------------------------
       7.5   Financial and Other Statements...................................      19
             ------------------------------
       7.6   Confidentiality..................................................      19
             ---------------
       7.7   Disclosure Supplements...........................................      19
             ----------------------
       7.8   Regulatory Matters; Consents.....................................      19
             ----------------------------
       7.9   Public Announcements.............................................      20
             --------------------
       7.10  Accounting Treatment.............................................      20
             --------------------
       7.11  Executive Agreements.............................................      20
             --------------------
       7.12  Further Assurances...............................................      20
             ------------------
       7.13  Future AFCB Reports..............................................      20
             -------------------
       7.14  AFCB Payment of Certain Expenses.................................      21
             --------------------------------
       7.15  Escrow of AFCB Closing Payment...................................      21
             -------------------------------



ARTICLE 8
    CLOSING CONDITIONS.........................................................      22
       8.1   Conditions to Each Party's Obligations under this Agreement.......      22
             -----------------------------------------------------------
       8.2   Conditions to the Obligations of AFCB under this Agreement........      22
             ----------------------------------------------------------
       8.3   Conditions to the Obligations of Middlesex under this Agreement...      24
             ---------------------------------------------------------------

ARTICLE 9
    THE CLOSING................................................................      25
       9.1   Time and Place....................................................      25
             --------------
       9.2   Deliveries at the Closing.........................................      25
             -------------------------

ARTICLE 10
    TERMINATION, AMENDMENT AND WAIVER..........................................      25
       10.1  Termination.......................................................      25
             -----------
       10.2  Effect of Termination.............................................      26
             ---------------------
       10.3  Amendment, Extension and Waiver...................................      26
             -------------------------------

ARTICLE 11
    MISCELLANEOUS..............................................................      26
       11.1  Expenses..........................................................      26
             --------
       11.2  Survival..........................................................      27
             --------
       11.3  Notices...........................................................      27
             -------
       11.4  Parties in Interest...............................................      28
             -------------------
       11.5  Complete Agreement................................................      28
             ------------------
       11.6  Counterparts......................................................      28
             ------------
       11.7  Governing Law.....................................................      28
             -------------
       11.8  Captions..........................................................      28
             --------
       11.9  Effect of Investigations..........................................      28
             -------------------------
       11.10 Severability......................................................      28
             ------------
       11.11 Specific Enforceability...........................................      28
             -----------------------


                         LIST OF EXHIBITS AND SCHEDULES

SCHEDULES

2.3   -  Middlesex Organizers
5.7   -  Undisclosed Liabilities
5.11  -  Properties
5.12  -  Contracts

EXHIBITS

2.3    -  Form of Middlesex Organizer Agreement
7.11.1 -  Form of Fulp Severance Agreement
7.11.2 -  Form of Fulp Special Termination Agreement
7.15   -  Form of Escrow Agreement

                          STOCK SUBSCRIPTION AGREEMENT


     THIS STOCK SUBSCRIPTION AGREEMENT, entered into as of December 17, 1996 ("Agreement") between Affiliated Community Bancorp, Inc. ("AFCB"), a
  ---------                                                ----
Massachusetts corporation with its principal offices at 716 Main Street, Waltham, MA, and Middlesex Bank & Trust Company (in organization) ("Middlesex"),
                                                                    ---------
a Massachusetts trust company in organization under Chapter 172 of the Massachusetts General Laws, with its principal offices at 85 Wells Avenue, Newton, MA.

                              W I T N E S S E T H
                              - - - - - - - - - -

     Whereas, the parties hereto desire to become affiliated so that Middlesex, upon receipt of all necessary regulatory authorizations to commence business as a trust company organized under Chapter 172 of the Massachusetts General Laws, will become a wholly owned subsidiary of AFCB; and

     Whereas, Middlesex desires to sell and AFCB desires to acquire such 100% ownership interest; and

     Whereas, Middlesex has incurred certain organizational costs and wishes to be reimbursed therefor; and

     Whereas, the respective Boards of Directors of Middlesex and AFCB believe that the transactions set forth herein will be in the best interests of each of them and their respective stockholders, customers, employees and other constituencies, as applicable, as well as the communities presently and to be served by them; and

     Whereas, Middlesex and AFCB desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW , THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     "AFCB" shall mean Affiliated Community Bancorp, Inc., a Massachusetts
      ----
      corporation.

     "AFCB Common Stock" shall have the meaning ascribed thereto in Section 6.2
      -----------------
      hereof.

     "AFCB Reports" shall have the meaning ascribed thereto in Section 6.7
      ------------
      hereof.

     "Agreement of Association" shall mean that certain agreement of association
      ------------------------
entered into on December 12, 1994 by and among the Incorporators in connection with their intended organization of Middlesex.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.
      ----

     "Certificate of Convenience and Advantage" shall have the meaning ascribed
      ----------------------------------------
thereto in Section 3.3 hereof.

     "Certificate to Commence Business" shall have the meaning ascribed thereto
      --------------------------------
in Section 3.3 hereof.

     "Claim Amount" shall have the meaning ascribed thereto in Section 7.15
      ------------
hereof.

     "Closing" shall mean the events referred to in Article 9 hereof.
      -------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Commissioner" shall mean the Commissioner of Banks of The Commonwealth of
      ------------
Massachusetts.

     "Confidentiality Agreement" shall mean that certain letter agreement
      -------------------------
between Middlesex and AFCB dated as of December 6, 1996.

     "Effective Time" shall mean the date and time specified pursuant to Section
      --------------
2.4 hereof as the effective time of the transaction.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.
      ----

     "FDIC" shall mean the Federal Deposit Insurance Corporation.
      ----

     "FDIC Certificate" shall have the meaning ascribed thereto in Section 3.3
      ----------------
hereof.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal
      ---------------------
Reserve System or the Federal Reserve Bank of Boston.

     "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.
      ----

     "Incorporators" shall mean those individuals who signed the Agreement of
      -------------
Association in connection with the organization of Middlesex.

     "Middlesex" shall mean Middlesex Bank & Trust Company, a Massachusetts
      ---------
trust company in organization.

     "Middlesex 1996 Financial Statements" shall have the meaning ascribed
      -----------------------------------
thereto in Section 5.6 hereof.

     "Middlesex Applications" shall have the meaning ascribed thereto in Section
      ----------------------
3.3 hereof.

     "Middlesex Balance Sheet" shall have the meaning ascribed thereto in
      -----------------------
Section 5.6 hereof.

     "Middlesex Common Stock" shall have the meaning ascribed thereto in Section
      ----------------------
5.2 hereof.

     "Middlesex Organizational Costs" shall mean the sum of $400,000.00, which
      ------------------------------
the parties acknowledge and agree constitutes the organizational costs and related expenses, including legal, accounting and other professional fees, all amounts due to any Middlesex Organizer or other Person for time and expenses and all other costs and obligations to any Middlesex Organizer or other Person (including those referenced in footnotes 2 and 3 of the Middlesex 1996 Financial Statements), incurred from the time of the inception of Middlesex or to be incurred up to and as of the Effective Time (and not otherwise subject to payment by AFCB in accordance with Section 7.14 hereof) by Middlesex and/or the Middlesex Organizers.

     "Middlesex Organizer Agreement" shall have the meaning ascribed thereto in
      -----------------------------
Section 2.3 hereof.

     "Middlesex Organizers" shall have the meaning ascribed thereto in Section
      --------------------
2.3 hereof.

     "Middlesex Preferred Stock" shall have the meaning ascribed thereto in
      -------------------------
Section 5.2 hereof.

     "Middlesex Shares" shall have the meaning ascribed thereto in Section 5.2
      ----------------
hereof.

     "Massachusetts BBI" shall mean the Massachusetts Board of Bank
      -----------------
Incorporation.

     "Material Adverse Effect" shall mean, when used with respect to any Person,
      -----------------------
a material adverse change in or effect on the assets, liabilities, business, operations, results of operations, condition (financial or otherwise) or prospects of such Person.

     "NASDAQ" shall mean the Nasdaq Stock Market, Nasdaq Regulation, Inc. and/or
      ------
NASD, Inc. as and to the extent applicable.

     "OTS" shall mean the Office of Thrift Supervision.
      ---

     "Person" shall mean any natural person, corporation, business trust, joint
      ------
venture, association, company, partnership or any other entity.

     "Price for Shares" shall have the meaning ascribed thereto in Section 2.2
      ----------------
hereof.

     "Requisite Regulatory Approvals" shall have the meaning ascribed thereto in
      ------------------------------
Section 8.1(b) hereof.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Shares" shall have the meaning ascribed thereto in Section 2.1 hereof.
      ------

     "Stock Purchase" shall have the meaning ascribed thereto in Section 2.1
      --------------
hereof.

     "Subsidiary" shall mean, when used with reference to any party, any
      ----------
corporation of which more than 25% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.


                                   ARTICLE 2

                               THE STOCK PURCHASE

     2.1     Shares Sold and Acquired.  Subject to the terms set forth in this
             -------------------------
Agreement, at the Effective Time (as defined in Section 2.4), and upon payment of the Price for Shares set forth below, Middlesex shall issue to AFCB an aggregate of 800,000 shares (the "Shares") of the common stock of Middlesex, par
                                  ------
value $1.00 per share, which shall then constitute 100% of the issued and outstanding capital stock of Middlesex. Such sale and purchase of the Shares being referred to hereinafter as the "Stock Purchase."
                                      --------------

     2.2     Price for Shares.  AFCB shall deliver to Middlesex as consid-
             -----------------
eration for the sale, transfer and delivery to AFCB of the Shares, by wire transfer of immediately available funds, an aggregate of Eight Million and 00/100 Dollars ($8,000,000.00).

     2.3     Consideration for Organizational Costs.  In addition to the payment
             ---------------------------------------
set forth in Section 2.2, AFCB shall reimburse the Middlesex Organizers , and /or such other Persons to whom such payment or portion thereof is directed by Middlesex, in the amount of $400,000.00 for the Middlesex Organizational Costs by the payment in accordance with the terms of Section 7.15 hereof of equivalent value in cash or shares of AFCB Common Stock (such payment in cash or stock to be based on the individual election of each Middlesex Organizer), the value of which shares shall be calculated as the average closing price on the Nasdaq National Market for the twenty trading days prior to the Effective Time. As used herein, "Middlesex Organizers" shall mean those individuals identified on the attached Schedule 2.3. Prior to the Effective Time, Middlesex shall deliver to AFCB a schedule setting forth in reasonable detail all of the costs and expenses included in the Middlesex Organizational Costs, and appropriate support and/or documentation, and a schedule setting forth the portion of the Middlesex Organizational Costs allocated to each of the Middlesex Organizers, and the amount of such allocated portion to be paid in cash or shares of AFCB Stock to each such Middlesex Organizer. Each of the Middlesex Organizers who receives any shares of AFCB Common Stock at the Effective Time in accordance with this Section 2.3 shall enter into a letter agreement with AFCB, and with Middlesex to the extent deemed to be necessary or appropriate by the parties, at the Effective Time, such agreement (the "Middlesex Organizer Agreement") to be substantially in the
            -----------------------------------
form of Exhibit 2.3 hereto.

     2.4     Effective Time.   The Stock Purchase shall become effective upon
             ---------------
completion of the transfer and delivery of the Shares by Middlesex and delivery of the Price for Shares by AFCB, all of which shall occur on the day of the closing provided in Article 9 hereof (the "Closing"). The date and time at
                                           -------
which the transaction is completed shall be the "Effective Time."
                                                 --------- ----

     2.5     Tax and Accounting Consequences.
             --------------------------------

             (a) It is intended by the parties hereto that the Stock Purchase will constitute an investment in Middlesex by AFCB.

             (b) It is intended that under generally accepted accounting principles, the Stock Purchase will be accounted for as an investment by AFCB using the purchase method of accounting.

     2.6     Possible Alternative Structure.  Section 2.5(a) or 2.5(b) and any
             -------------------------------
     other provision of this Agreement to the contrary notwithstanding, to the extent necessary or appropriate (i) to assure fulfillment of the intentions of the parties in Section 2.5(a) and 2.5(b) hereof, and the satisfaction of the conditions to closing in Article 8 hereof, and (ii) to minimize any adverse consequence to the Stock Purchase, Middlesex and AFCB may jointly elect, at or prior to the Effective Time, to substitute an alternative structure in lieu of the Stock Purchase for the accomplishment of AFCB's acquisition of a 100% ownership interest in Middlesex.


                                   ARTICLE 3

                               CERTAIN APPROVALS

     3.1     Board of Directors Approvals.  Prior to the parties' execution and
             -----------------------------
delivery of this Agreement, (a) Middlesex's Board of Directors has approved and adopted this Agreement and the transactions contemplated hereby and (b) AFCB'S Board of Directors has approved and adopted this Agreement and the transactions contemplated hereby.

     3.2     Actions by Middlesex and AFCB.  Middlesex and AFCB will take all
             ------------------------------
necessary actions to obtain necessary permits, consents and authorizations of other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

     3.3     Middlesex Approvals.  Middlesex is a trust company in organization
             --------------------
under Chapter 172 of the Massachusetts General Laws. Middlesex has filed (i) an application with the Massachusetts BBI on October 21, 1996 pursuant to ch. 172 (S) 6 for a certificate that public convenience and advantage will be promoted by the establishment of Middlesex (the "Certificate of Convenience and Advantage") and(ii) an application with
----------------------------------------------
the FDIC on June 12, 1995 pursuant to-Section 5(a) of the FDIA to obtain a certificate of deposit insurance (the "FDIC Certificate") (such applications
                                      ------------------
being referred to herein as the "Middlesex Applications"). In conjunction with
                                 -----------------------
the consummation of the Stock Purchase, Middlesex will have received a certificate issued by the Massachusetts BBI authorizing Middlesex to commence the transaction of a banking business (the "Certificate to Commence Business")
                                            ---------------------------------
and shall have received the FDIC Certificate from the FDIC.

     3.4     AFCB Approvals.  AFCB is a bank holding company as defined under
             ---------------
Section 2(a) of the BHCA and as defined in Section 1 of Chapter 167A of the Massachusetts General Laws. As soon as reasonably practicable after the execution of this Agreement, and prior to the consummation of the Stock Purchase, AFCB will have filed an application with the Federal Reserve Board pursuant to Section 3(a) of the BHCA and a petition to the Massachusetts BBI pursuant to Section 2 of Chapter 167A of the Massachusetts General Laws, in each case for prior approval to acquire 100% ownership and control of Middlesex, and will have received the approvals of such regulatory authorities necessary to effect the Stock Purchase as contemplated hereby.


                                   ARTICLE 4

                              REGARDING MIDDLESEX

     4.1     Directors and Officers.
             -----------------------

             (a)  Middlesex Board of Directors.  The directors of Middlesex at
                  ----------------------------
the Effective Time shall consist of seven persons, six of whom shall be designated by Middlesex, of whom four shall be selected from among the current members of the Middlesex Board of Directors and two of whom shall be selected by
C. Bernard Fulp from a list of not less than five candidates to be provided by AFCB, and one of whom shall be designated by AFCB. Each such director shall serve in accordance with the Middlesex articles of organization and Middlesex by-laws and applicable law. The Board of Directors of Middlesex shall be divided into three classes, as further described in the Middlesex articles of organization, and the classification of, and corresponding term of office for, each of the director-designees at the Effective Time shall be as mutually agreed upon by the parties.


             (b)  Middlesex Executive Officers.  At the Effective Time,
                  ----------------------------
the Chairman of the Board of Directors, President and Chief Executive Officer of Middlesex shall be Mr. Fulp. The remaining officers of Middlesex at the Effective Time shall be such other persons as shall be mutually agreed upon by the parties. Each officer of Middlesex shall hold office in accordance with the Middlesex articles of organization and Middlesex by-laws and applicable law.

             (c)  Middlesex Board Committees.  The committees of the Board of
                  --------------------------
Directors of Middlesex as of the Effective Time shall include Compensation, Audit and Compliance, and

     ALCO committees. The membership of such committees as of the Effective Time shall be as determined by the Middlesex Board of Directors in accordance with the Middlesex by-laws.


                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF MIDDLESEX

     In order to induce AFCB to enter into this Agreement, Middlesex represents and warrants to AFCB as set forth below, which representations and warranties are acknowledged by Middlesex as being material and as being relied upon by AFCB.

     5.1     Corporate Organization.
             -----------------------

             (a) Middlesex is a trust company in organization (and at the Effective Time will be duly organized) and validly existing under the laws of The Commonwealth of Massachusetts. Middlesex has the power and authority to own or lease all of its properties and assets and to complete its organization and obtain the Certificate to Commence Business pursuant to ch. 172 M.G.L. (S) 9. Middlesex has furnished to AFCB true and complete copies of the following documents, each as amended to date: (i) the articles of organization and by-laws of Middlesex and (ii) all records of Middlesex of all meetings of, and other corporate action taken by, the Incorporators, Board of Directors and committees thereof. The minute books of Middlesex contain records, which are complete and accurate in all material respects, of the meetings of the Incorporators, directors and committees, as the case may be, and all meetings and actions reflected therein have been duly and validly held or taken in all material respects, except where the failure to do so does not or would not, either individually or in the aggregate, have a Material Adverse Effect on Middlesex.

             (b) Middlesex does not have any subsidiaries and does not own, control or hold power to vote, directly or indirectly, of record, beneficially or otherwise, any capital stock or other equity ownership interest in any corporation, partnership, association, joint venture or other entity.

     5.2     Capitalization.
             ---------------

             (a) The authorized capital stock of Middlesex consists of 3,000,000 shares of common stock with a par value of $1.00 per share (the "Middlesex Common Stock") and 100,000 shares of preferred stock with a par
     ------------------------
     value of $1.00 per share (the "Middlesex Preferred Stock"). As of the date
                                   ---------------------------
     hereof, there are no shares of Middlesex Common Stock or Middlesex Preferred Stock issued or outstanding.

             (b) Middlesex is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of, or representing the right to purchase, subscribe for or otherwise receive, any shares of its capital stock or any securities convertible into or representing the right to receive, purchase or subscribe for any such shares of Middlesex, except with respect to any such rights as may be based upon or arise out of the Agreement of Association.

     5.3     Authority.  Middlesex has full corporate power and authority to
             ----------
execute and deliver this Agreement and, subject to receipt of applicable regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to receipt of applicable regulatory approvals, the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Middlesex. No other corporate proceedings on the part of Middlesex are necessary to consummate the Stock Purchase or any other transaction contemplated hereby. This Agreement has been duly and validly executed by Middlesex, and when delivered by Middlesex, will constitute a valid and binding obligation of Middlesex, enforceable against Middlesex in accordance with its terms.

     5.4     No Violation.  Neither the execution and delivery of this
             -------------
Agreement, nor the consummation by Middlesex of the transactions contemplated hereby, nor the compliance by Middlesex with any of the terms or provisions hereof to the extent applicable does or will (i) violate any provision of the articles of organization or by-laws of Middlesex, (ii) assuming that the consents and approvals referred to in Section 5.5 hereof are duly obtained, violate any statute, code, ordinance, permit, authorization, registration, rule, regulation, judgment, order, writ, decree or injunction applicable to Middlesex or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Middlesex, under any of the terms, conditions or provisions of any note, bond, capital note, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Middlesex is a party, or by which it or any of its properties or assets may be bound or affected, except for any such breach or default referred to in this clause (iii) which would not have a Material Adverse Effect on AFCB.

     5.5     Consents and Approvals.  Except for the receipt of the Certificate
             -----------------------
of Convenience and Advantage, the Certificate to Commence Business, the FDIC Certificate and related approvals of the FDIC, the Commissioner or the Massachusetts BBI, no consents or approvals of or filings or registrations with any nongovernmental third party or any governmental agency or authority are necessary to be obtained or made by Middlesex in connection with the execution and delivery by Middlesex of this Agreement and the consummation by Middlesex of the transactions contemplated hereby.

     5.6     Certain Financial Statements; Projections.  Middlesex has
             ------------------------------------------
previously made available to AFCB copies, which are true and complete in all material respects, of (i) financial statements as of September 30, 1995, which have been audited by Middlesex's independent outside accountants, Wolf & Company, P.C., and financial statements for the period from inception to October 31, 1996, which have been reviewed by Wolf & Company P.C., including in each case the notes thereto (such financial statements for October 31, 1996 being referred to herein as the "Middlesex 1996 Financial Statements" and the balance
                           -----------------------------------
sheet included therein being referred to herein as the ("Middlesex Balance
                                                         -----------------
Sheet"); and
------

(ii) its unaudited financial projections for Middlesex's first three years of banking operations, including the notes thereto (the "Projections"). The
                                                      -----------
Middlesex Balance Sheet (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Middlesex as of the date thereof, subject to the notes thereto, and the other financial statements included in the Middlesex 1996 Financial Statements (including any related notes and schedules), fairly present in all material respects the results of operations or other information included therein of Middlesex for the periods or as of the dates therein set forth, subject to the notes thereto, in each case in accordance with generally accepted accounting principles applied on a consistent basis (except as indicated therein). The assumptions underlying the Projections are set forth therein and are, to the best knowledge of Middlesex, reasonable, and the Projections have been diligently and carefully prepared based upon such assumptions. The books and records of Middlesex have been, and are being, maintained in accordance with applicable legal and accounting requirements, reflect only actual transactions and reflect all of its material assets, liabilities and accruals and all of its material items of income and expense in accordance with such principles.

     5.7  Absence of Undisclosed Liabilities.  Except as disclosed in Schedule
          -----------------------------------
5.7 hereto, all of which liabilities and/or obligations are included in the Middlesex Organizational Costs, since October 31, 1996, Middlesex has not incurred any obligation or liability (contingent or otherwise) that is material to Middlesex, or that when combined with all similar obligations or liabilities would be material to Middlesex.

     5.8  Absence of Certain Changes or Events.  Since October 31, 1996, there
          -------------------------------------
          has not been:

          (i) any occurrence of any event or circumstance that has caused a Material Adverse Effect on Middlesex;

          (ii) any employment contract, severance contract, bonus, pension, retirement, incentive or similar arrangement or plan instituted, agreed to or amended by Middlesex;

          (iii) any increase in the compensation payable or to become payable to any of the officers, directors or employees of Middlesex or any bonus payment or arrangement made to or with any of them;

          (iv) any agreement, contract or commitment entered into or agreed to be entered into by Middlesex, except for any disclosed in
                 Schedule 5.12 hereto; or

          (v) any change in any of the accounting methods or practices of Middlesex other than changes required by applicable law or by generally accepted accounting principles.

     5.9     Legal Proceedings.  There are no pending or, to the best of
             ------------------
Middlesex's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Middlesex, except any which individually or in the aggregate do not or would not have a Material Adverse Effect on Middlesex. Middlesex is not a party to any order, judgment or decree, which has or is reasonably likely to have a Material Adverse Effect on Middlesex.

     5.10    Taxes and Tax Returns.
             ----------------------

             (a) Middlesex has duly filed in correct form all federal, state and local information returns and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all taxes and other governmental charges, the nonpayment of which, either individually or in the aggregate, has or would have a Material Adverse Effect on Middlesex, and that have been incurred or that are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than taxes or other charges which (a) are not yet due and payable and (b) have not been finally determined. The amounts set up as reserves on the Middlesex Balance Sheet for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), if any, whether or not disputed or accrued, through the period ended October 31, 1996 or for any year or period ending prior thereto, and for which Middlesex may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity, are adequate under generally accepted accounting principles and auditing standards and are sufficient to cover all such taxes due, except where the failure to so do would not have a Material Adverse Effect on Middlesex. The federal income tax returns of Middlesex, if any, have never been audited by the Internal Revenue Service. As of the date hereof, there are no disputes pending, or claims asserted for, federal or state taxes or assessments or local taxes or assessments upon Middlesex nor has Middlesex been requested to give or given any currently effective waivers extending the statutory period of limitation applicable to any federal or state taxes or assessments or local taxes or assessments upon Middlesex nor has Middlesex been requested to give or given any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return. Middlesex has not agreed to nor is required to make any adjustments under Section 481(a) of the Code. No consent has been filed pursuant to Section 341(f) of the Code with respect to Middlesex.

             (b) As of the date hereof, Middlesex has no employees with respect to which it has any income tax withholding, Social Security or unemployment tax obligations or liabilities imposed or arising under any federal, state or local law.

     5.11    Properties.  As of the date hereof, except as disclosed in Schedule
             -----------
5.11, Middlesex neither owns nor leases any real or personal property.

     5.12    Certain Contracts.
             ------------------

             (a) Middlesex is not a party to or bound by any contract, arrangement or understanding (whether written or oral) with respect to the employment of any officers or employees or any contracts, arrangements or understandings (whether written or oral) with any consultants or advisers (including without limitation legal counsel, accountants or financial advisers), except as set forth in Schedule 5.12 hereto. The consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Middlesex to any officer, director or employee thereof or to any other person, firm or entity, except as disclosed in the agreements or arrangements set forth in Schedule 5.12.

             (b) Schedule 5.12 sets forth or refers to every commitment, agreement or other instrument which Middlesex is a party to or bound by. No commitment, agreement or other instrument to which Middlesex is a party to or bound by limits the freedom of Middlesex to compete in any line of business or with any person. Middlesex has furnished to AFCB true and complete copies of each of the agreements, arrangements, commitments and understandings disclosed in Schedule 5.12 hereto.

     5.13    Insurance.  Middlesex has been during the last two years and
             ----------
currently is insured with respect to its property and the conduct of its business (but not including any business interruption insurance) in such amounts (subject to reasonable deductibles) and against such risks as are reasonably believed by management of Middlesex to be adequate to protect the properties and business of itself, including liability insurance. Middlesex has previously furnished to AFCB copies of all insurance policies of Middlesex. Middlesex maintains all insurance policies required under applicable law and regulations. Middlesex has not received any notice of cancellation of any policy or bond maintained by it.

     5.14    Employee Benefit Plans.  As of the date hereof, Middlesex has no
             -----------------------
bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, welfare, incentive, severance or any other employee or fringe benefit plan, arrangement or practice, whether formal or informal and whether legally binding or not.

     5.15    Compliance with Applicable Law.
             -------------------------------

             (a) Middlesex holds, and has at all times held, all licenses, franchises, permits, approvals, consents, qualifications and authorizations material for the lawful conduct of its business under and pursuant to, and has complied with, and is not in default under, any applicable law, statute (including 31 U.S.C. 5311, et seq.), order, rule (including 31 C.F.R. Part
     103), regulation, policy, ordinance, reporting or filing requirement and/or guideline of any federal, state or local governmental authority relating to Middlesex, except for violations which, either individually or in the aggregate, do not or would not have a Material Adverse Effect on Middlesex and except that Middlesex must obtain the Certificate of Convenience and Advantage, the Certificate to Commence Business, the FDIC Certificate and related state and federal approvals to lawfully commence a banking business in accordance with the requirements of Chapter 172 of the Massachusetts General Laws.

             (b) All organizational and capital raising activities of Middlesex prior to the date hereof have been undertaken in compliance in all material respects with all applicable federal, state (including so-called "blue sky") and local laws, statutes, regulations, rules, administrative procedures or orders governing, regulating or relating to a trust company in organization under Chapter 172 of the Massachusetts General Laws or the issuance and sale of securities, and Middlesex and the Incorporators have complied on a timely basis with all filing and reporting obligations arising under such laws, statutes, regulations, rules, administrative procedures or orders.

     5.16    Broker's Fees.  Neither Middlesex nor any of its officers or
             --------------
directors nor any of the Incorporators has any liability or obligation to any third party, including without limitation the Flagship Group, for the payment of any broker's fees, advisory fees, commissions, finder's fees or any other compensation, which is not otherwise expressly disclosed in this Agreement, in connection with Middlesex's obtaining the Certificate to Commence Business or any related activities or otherwise consummating the transactions contemplated by this Agreement.

     5.17    Middlesex Information.  The information relating to Middlesex
             ----------------------
contained in the Middlesex Applications, the offering circular of Middlesex dated December 6, 1995 and any other statement, application or filing filed by Middlesex with any governmental agency or authority does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

     5.18    Labor Matters.  Middlesex is not a party to any collective
             -------------
bargaining or labor agreement or union contract, there are no labor or representation negotiations or union organizing efforts pending which involve Middlesex or any of its employees and there are no charges of unfair labor practices pending or, to the best of Middlesex's knowledge, threatened by or before any governmental authority which involve Middlesex or any of its present or former employees.

     5.19    Absence of Business Activities.  At no time since its incorporation
             ------------------------------
has Middlesex engaged in any business activities, banking or otherwise, except for activities undertaken for the sole purpose and with the exclusive objective of obtaining the Certificate to Commence Business, including capital raising efforts and other organizational activities required to be completed in order to obtain the Certificate to Commence Business and any related state or federal approvals.

     5.20    Disclosure. To the best knowledge of Middlesex, no representation
              -----------
or warranty contained in this Agreement, including the Schedules provided by Middlesex in connection therewith and attached hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF AFCB

     AFCB hereby represents and warrants to Middlesex as follows:

     6.1     Corporate Organization.
             -----------------------

             (a) AFCB is a business corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts.

             (b) AFCB is a bank holding company registered as such and in good standing with the Federal Reserve Board.

     6.2     Capitalization.  The authorized capital stock of AFCB consists
             ---------------
solely of 18,000,000 shares of common stock, par value $0.01 per share
(the "AFCB Common Stock"), and 2,000,000 shares of preferred stock, par value
 -----------------------
$0.01 per share. As of September 30, 1996, there were 5,094,666 shares AFCB Common Stock issued and outstanding, 238,000 shares of AFCB Common Stock held in treasury, and no shares of AFCB preferred stock issued or outstanding. All issued and outstanding shares of AFCB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof.

     6.3     Authority.  AFCB has full corporate power and authority to execute
             ----------
and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of AFCB. No other corporate proceedings on the part of AFCB are necessary to consummate the Stock Purchase or any other transaction contemplated by this Agreement. This Agreement has been duly and validly executed by AFCB and, when delivered by AFCB, will constitute a valid and binding obligation of AFCB, enforceable against AFCB in accordance with its terms.

     6.4     No Violations.  Neither the execution and delivery of this
             --------------
Agreement, nor the consummation by AFCB of the transactions contemplated hereby, nor the compliance by AFCB with any of the terms nor provisions hereof to the extent applicable does or will (i) violate any provision of the articles of organization or by-laws of AFCB, (ii) assuming that the consents and approvals referred to in Section 6.5 hereof are duly obtained, violate any status, code, ordinance, permit, authorization, registration, rule, regulation, judgment, order, writ, decree or injunction applicable to AFCB or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of AFCB, under any of the terms, conditions or other encumbrance upon any of the properties or assets of AFCB, under any of the terms, conditions or provisions of any note, bond, capital note, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which AFCB is a party, or by which it or any of its properties or assets may be bound or affected, except for any such breach or default referred to in this clause (iii) which would not have a Material Adverse Effect on AFCB.

     6.5     Consents and Approvals.  Except for consents and approvals of or
             -----------------------
filings or registrations with the Federal Reserve Board and the Massachusetts BBI (including filings with the Massachusetts

Housing Partnership Fund in connection therewith), no consents or approvals of or filings or registrations with any nongovernmental third party or governmental agency or authority are necessary to be obtained or made by AFCB in connection with the execution and delivery by AFCB of this Agreement and the consummation by AFCB of the transactions contemplated hereby.

     6.6     Certain Financial Statements; Annual and Quarterly Reports.  AFCB
             -----------------------------------------------------------
has made available to the Seller a copy of (a) the consolidated balance sheet of AFCB and its subsidiaries as of December 31, 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended as reported in AFCB's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the SEC under the Exchange Act, accompanied by the audit report of Arthur Andersen LLP, independent accountants for AFCB, and (b) the unaudited consolidated balance sheets of AFCB and its subsidiaries as of September 30, 1996 and September 30, 1995, the related unaudited consolidated statements of income and changes in stockholders' equity for the nine months ended September 30, 1996 and September 30, 1995 and the related unaudited consolidated statements of cash flows for the nine months ended September 30, 1996 and September 30, 1995, all as reported in AFCB's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed with the SEC under the Exchange Act. The financial statements of AFCB contained in such Quarterly Report on Form 10-Q (including the related notes, where applicable) fairly present, in all material respects, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of AFCB and its subsidiaries for the fiscal periods or as of the dates therein set forth, and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principals consistently applied, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of AFCB and its subsidiaries have been, and are being, maintained in accordance with generally accepted accounting principals and applicable legal and regulatory requirements and reflect only actual transactions.

     6.7     Other Statements and Reports.  Since January 1, 1996, AFCB and its
             -----------------------------
subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, including, but not limited to, Forms 10- K, Forms 10-Q, Forms 8-K and proxy statements, (b) the OTS, (c) the FDIC, (d) the Federal Reserve Board and (e) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "AFCB Reports"), except where the failure
                                        ---- -------
to file any such AFCB Report would not have a Material Adverse Effect on AFCB. As of their respective dates, the AFCB Reports complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, except where any such non-compliance would not have a Material Adverse Effect on AFCB. As of their respective dates, the AFCB Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

     6.8     Absence of Certain Changes or Events.  Since December 31, 1995,
             -------------------------------------
AFCB and its subsidiaries have not incurred any material liability, except in the ordinary course of their business, nor has there been any changes in the assets, liabilities, business, operations or conditions of AFCB or any of its subsidiaries which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on AFCB.

     6.9     Legal Proceedings.  There are no pending or, to the best of AFCB's
             ------------------
knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against AFCB or its subsidiaries except those, if any, which, individually or in the aggregate, do not or would not have a Material Adverse Effect on AFCB. Neither AFCB nor its subsidiaries is a party to any order, judgment or decree which has or is reasonably likely to have a Material Adverse Effect on AFCB.

     6.10    Financing.  AFCB has available to it, on a consolidated basis with
             ----------
its subsidiaries, capital and cash sufficient to fulfill its obligations hereunder.

     6.11    Disclosure.  To the best knowledge of AFCB, no representation or
             -----------
warranty contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                   ARTICLE 7

                        COVENANTS OF AFCB AND MIDDLESEX

     7.1     Conduct of Business.
             --------------------

             (a) During the period from the date of this Agreement to the Effective Time, unless otherwise permitted by the prior written consent of AFCB, Middlesex shall:

             (i)   maintain its legal existence and good standing;

             (ii) conduct business and engage in transactions only for the sole purposes and with the exclusive objectives of obtaining the Certificate of Convenience and Advantage, the Certificate to Commence Business and the FDIC Certificate and consummating the Stock Purchase and other transactions contemplated by this Agreement, which shall expressly include (i) entering into a lease agreement for its main office and operating space, the site therefor and the terms and conditions of such lease to be subject to review and approval by AFCB, (ii) entering into agreements with third party vendors of products, equipment and services required in connection with the commencement of a banking business consistent with the transactions contemplated by this Agreement, such vendors and the terms and conditions of all such agreements having a term of one year or more or requiring payment by Middlesex of $10,000 or more during the term thereof to be subject to review and approval by AFCB, and (iii) hiring the necessary senior officers and other employees required in connection with the commencement of a banking business consistent with the transactions contemplated by this Agreement, such senior officers and other employees and the terms and conditions of their employment (including, without limitation, salary and benefits) to be subject to review and approval by AFCB;

             (iii) use all reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself the present or future services of any employees, and (z) preserve for itself the good will of potential customers and others with whom business relationships exist or may exist;

             (iv) use all reasonable efforts to maintain and keep any properties in as good repair and condition in all material respects as existing at the time of acquisition thereof, except for depreciation due to ordinary wear and tear and damage due to casualty;

             (v) use all reasonable efforts to maintain in full force and effect insurance generally comparable in amount and in scope of coverage to that now maintained by it or in accordance with the recommendations of AFCB; and

             (vi) comply with and perform in all material respects all of its obligations and duties (x) under material contracts, leases and documents relating to or affecting its assets, properties and business and (y) imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities (including, without limitation, the timely payment of all taxes, assessments and governmental charges lawfully imposed upon it or any of its property or upon the income and profits thereof except where the amount of or obligation to pay any such tax, assessment or charge is being contested in good faith thereby), judicial orders, judgments, decrees and similar determinations.

             (b) Middlesex agrees, to the extent applicable to it, that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required, or otherwise contemplated, by this Agreement, or consented to in writing by AFCB, it shall not:

             (i) change or waive any provision of its articles of organization or by-laws, as applicable;

             (ii)  change the number of shares of its authorized capital;

             (iii) issue any shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character (or similar arrangements) relating to its capital stock;

             (iv) hypothecate, pledge or otherwise encumber any shares of its capital stock;

             (v) grant any severance or termination pay to, or enter into any employment, severance or termination agreements, noncompetition, bonus, stock option, profit-sharing, retirement or incentive plan or any other similar plan or agreement with, any of its directors, officers or other employees;

             (vi) except as otherwise expressly permitted in this Section 7.1, incur any liability or obligation (whether absolute or contingent, whether primary or secondary or whether directly or by way of guaranty) involving in any one instance an amount in excess of $1,000.00 or in the aggregate an amount in excess of $5,000.00;


             (vii) merge into, consolidate with, affiliate with, or be purchased or acquired by, any other corporation, entity or person, or permit any other corporation, entity or person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or acquire any portion of the assets or securities of any other corporation, entity or person, or sell any of its assets or issue any of its securities to any other corporation, entity or person;

             (viii) make any change in its accounting methods or practices, other than changes required in accordance with applicable law and/or generally accepted accounting principles;

             (ix) permit any of its current insurance policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies are obtained providing coverage equal to or greater than the coverage under those canceled, terminated or lapsed policies for substantially similar premiums; and

             (x) agree to do or publicly announce an intention to do or to agree to do any of the foregoing or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or would otherwise violate any of its agreements or commitments contained in this Agreement.

             (c) Each of the balance sheets of Middlesex included in any report or financial statements as of any date subsequent to October 31, 1996 (including any related notes and schedules), will fairly present in all material respects the financial position of Middlesex as of such date and any other financial statements of Middlesex for any period subsequent to October 31, 1996 (including any related notes and schedules) will fairly present in all material respects the consolidated results of operations or other information included therein of Middlesex for such period, subject to the notes thereto, in each case in accordance with generally accepted accounting principles applied on a consistent basis.

             (d) To the extent that Middlesex shall hire any employees prior to the Effective Time, appropriate amounts shall be withheld by Middlesex from such employees, based on information furnished by such employees, for all applicable periods up to the Effective Time in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws. With respect to such employees, federal, state and local returns which are accurate and complete in all material respects shall be filed by Middlesex for all periods for which returns are due with respect to income tax withholding, Social Security and unemployment taxes, and the amounts shown on such returns to be due and payable shall be paid in full or adequate provision therefor shall be made, except in all cases where the failure to so do would not have a Material Adverse Effect on Middlesex.

             (e) Neither the information to be provided by Middlesex to AFCB for inclusion in any application, petition, statement or other filing to be submitted by AFCB to any governmental agency or authority in connection with the Stock Purchase or any other transaction contemplated by this Agreement nor the information to be contained in any other application, petition, statement or other filing to be submitted by Middlesex to any governmental agency or authority in connection with the Stock Purchase or any other transaction contemplated by this Agreement will contain any untrue statement of a material fact or omit a material fact necessary to make such information not misleading.

     7.2     No Solicitation.  Neither Middlesex nor any of its directors,
             ----------------
officers, Incorporators, employees, representatives or agents or other persons controlled thereby shall directly or indirectly, encourage or solicit or hold discussions or negotiations with or assist or, provide any information to, any person, entity or group (other than AFCB or any affiliate thereof, advisor thereto or regulatory authority, in each such case in connection with the transactions contemplated by this Agreement) concerning any affiliation, merger, disposition of any of its assets, acquisition of any of its capital stock or similar transactions, involving it. Middlesex will immediately communicate to AFCB the terms of any proposal or offer or any inquiry or request for information which Middlesex may receive in respect of any such transaction.

     7.3     Current Information.  During the period from the date of this
             --------------------
Agreement to the Effective Time, Middlesex will make available one or more of its designated representatives to confer on a regular and frequent basis with representatives of AFCB to report the general status of its ongoing operations. Middlesex will promptly notify AFCB of any material change in its consolidated business, operations, results of operations, properties, securities, capitalization, assets, liabilities or condition (financial or otherwise) and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation or similar proceeding involving it and will keep AFCB informed of such events. Middlesex will promptly notify AFCB upon discovery by senior management of any condition or event which would constitute a breach of the terms and conditions of this Agreement.

     7.4     Access to Properties and Records.  Middlesex shall permit AFCB
             ---------------------------------
access during normal business hours, during the period prior to the Effective Time, to its properties and shall disclose and make available to AFCB and its advisers all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of Incorporators and directors meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or operations. The rights of access granted pursuant to this section shall not diminish or in any manner affect the representations, warranties or agreements of Middlesex hereunder or in any manner constitute a waiver or relinquishment on the part of AFCB of the right to rely upon the representations, warranties and agreements of Middlesex hereunder.

     7.5     Financial and Other Statements.
             -------------------------------

             (a) As soon as prepared, and in any case prior to submission, Middlesex will deliver to AFCB all reports or other statements filed after the date hereof with the FDIC, Commissioner, Massachusetts BBI or any other federal or state governmental agency or authority, except to the extent that any such disclosure of any such reports or statements is prohibited by law.

             (b) Promptly upon receipt thereof, Middlesex will furnish to AFCB copies of all internal control reports submitted to it by independent accountants in connection with each annual, interim or special audit of its books made by such accountants.

             (c) Middlesex will advise AFCB promptly of its receipt of any examination report of any federal or state regulatory or examination authority with respect to its condition or activities, except to the extent prohibited by law.

             (d) With reasonable promptness, Middlesex will furnish to AFCB such additional financial data as AFCB may reasonably request, including without limitation, detailed monthly financial statements.

     7.6     Confidentiality.  AFCB and Middlesex shall continue to be bound by
             ----------------
the terms and conditions of the Confidentiality Agreement.

     7.7     Disclosure Supplements.  From time to time prior to the Effective
             -----------------------
Time, and in any event immediately prior thereto, Middlesex will promptly supplement the schedules delivered in connection herewith pursuant to Articles 5 and 6 with respect to any material inaccuracies thereon existing as of the date hereof and with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such schedules or which is necessary to correct any information in such schedules which has been rendered materially inaccurate thereby. No supplement to such schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 8 hereof.

     7.8     Regulatory Matters; Consents.  Each of Middlesex and AFCB will
             -----------------------------
cooperate with the other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings with and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental agencies and authorities necessary to consummate the transactions contemplated by this Agreement, including without limitation those required from or with respect to the FDIC, Federal Reserve Board and Massachusetts BBI. Each party hereto shall have the right to review and approve in advance all descriptions of it and its subsidiaries which appear in any application or other filing made in connection with the transactions contemplated by this Agreement with any governmental agency or authority. In exercising the foregoing right, the parties hereto shall act reasonably and as promptly as practicable.

     7.9     Public Announcements.  Except as otherwise required by law or the
             ---------------------
rules of NASDAQ, Middlesex and AFCB will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby.

     7.10    Accounting Treatment.  The parties agree that they shall use all
             ---------------------
reasonable efforts to ensure that the Stock Purchase shall be treated for tax purposes and accounted for in accordance with the contemplated tax and accounting treatments described in Section 2.5. Neither Middlesex nor AFCB shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would prevent such tax and accounting treatment from being accorded to the Stock Purchase.

     7.11    Executive Agreements.  At the Effective Time, Middlesex will enter
             ---------------------
into a severance agreement and a special termination agreement with C. Bernard Fulp, each substantially in the form set forth in the attached Exhibit 7.11.

     7.12    Further Assurances.  Subject to the terms and conditions herein
             -------------------
provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary steps. Following the Effective Time, and subject to receipt of payment pursuant to Section 7.15 hereof, Middlesex and/or the Middlesex Organizers shall take all necessary and appropriate actions, including without limitation payment of outstanding bills and invoices and receipt from third-party service providers of releases and/or waivers of liability, in form and substance satisfactory to AFCB, to ensure that neither Middlesex nor AFCB is liable or otherwise obligated following the Effective Time for any costs, expenses or other liabilities, contingent or otherwise, incurred or otherwise accrued by or for the account of Middlesex or any predecessor or any Middlesex Organizer (in connection with organizational activities prior to the legal existence of Middlesex) at any time prior to or as of the Effective Time, which are not of the type that AFCB has agreed to advance payment for under Section
7.14 hereof or AFCB has not otherwise approved in writing.

     7.13    Future AFCB Reports.  AFCB shall file all AFCB Reports required
             --------------------
to be filed by it after the date hereof, and all such AFCB Reports will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed, except where the failure to so file or any such non-compliance will not have a Material Adverse Effect on AFCB. None of such AFCB Reports shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. All financial statements contained in any such AFCB Report (including the related notes, where applicable) will fairly present in all material respects the consolidated financial position or other information included therein of AFCB for the fiscal periods or as of the dates therein set forth, and each of such statements (including the related notes, where applicable) will be prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments).

     7.14    AFCB Payment of Certain Expenses.  AFCB shall advance payment for
             ---------------------------------
reasonable costs and expenses incurred and reasonably documented by Middlesex from and after January 1, 1997 up to the Effective Time in connection with Middlesex's preparation for the commencement of a banking business as a wholly owned subsidiary of AFCB, which shall include payment for salary expenses commencing upon such date as is mutually agreeable to the parties and expenses incurred in accordance with a mutually agreed upon budget for opening (i.e., commencement of business) events, marketing activities, leasehold improvements, equipment and other customary office expenses, and shall expressly not include payment for legal, accounting and any other professional services fees. If this Agreement is terminated for any reason, other than a breach of this Agreement by AFCB or a failure to obtain a Requisite Regulatory Approval as a result of any act or omission of, or issue raised with respect to, AFCB or any of its subsidiaries, then Middlesex shall reimburse AFCB for all such advances within five business days following the date of such termination. In no event shall any Middlesex Organizer or any member of the Middlesex Board of Directors or other individual affiliated with Middlesex be liable for any such reimbursement obligation.

     7.15    Escrow of AFCB Closing Payment.  At the Effective Time, the
             -------------------------------
payment of AFCB in cash or shares of AFCB Common Stock of the reimbursement amount provided for in Section 2.3 hereof shall be deposited with a third-party escrow agent, pursuant to an escrow agreement substantially in the form attached hereto as Exhibit 7.15 (the "Escrow Agreement"), which shall provide, among
                             ------ ---------
other terms and conditions, that such payment shall be held in escrow for a period of ninety days from and after the Effective Time (the "Escrow Period"),
                                                              ------ ------
after the expiration of which such aggregate payment, net of any Claim Amount (as such term is defined further herein), shall be distributed to and allocated among the Middlesex Organizers and/or such other Person(s) referenced in the Escrow Agreement or otherwise designated by Middlesex. Under no circumstances shall any dispute under the Escrow Agreement, including without limitation any disagreement between the parties regarding the final amount to be distributed thereunder to the Middlesex Organizers or any other Person following the expiration of the Escrow Period, give rise to, or otherwise provide any basis for, a claim by Middlesex, the Middlesex Organizers or any other Person challenging or otherwise calling into question the validity or effectiveness of the Stock Purchase and/or AFCB's ownership and control of Middlesex from and after the Effective Time. The term "Claim Amount" means the aggregate amount
                                     ----- ------
required to satisfy any and all claims against Middlesex and/or AFCB made during the Escrow Period by any Person for services provided (including for disbursements related thereto) or goods sold to or for the account of Middlesex or any predecessor prior to or as of the Effective Time, so long as and to the extent that the cost or expense to Middlesex or AFCB, as the case may be, resulting from such claim(s) would not be of the type for which AFCB has agreed to advance payments pursuant to Section 7.14 hereof or AFCB has not otherwise approved in writing such cost or expense or such claim was not otherwise based upon any act or omission of AFCB.


                                   ARTICLE 8

                               CLOSING CONDITIONS

     8.1    Conditions to Each Party's Obligations under this Agreement.
            -----------------------------------------------------------

     The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

            (a)    Injunctions.  None of the parties hereto shall be subject
                   -----------
to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

            (b)    Regulatory Approvals.  All necessary approvals,
                   --------------------
authorizations and consents of all governmental agencies and authorities required to consummate the transactions contemplated herein shall have been obtained and shall remain in full force and effect and all waiting periods relating to any such approvals, authorizations or consents shall have expired (all such approvals, authorizations and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals").
                                          --------- ---------- ---------

     8.2    Conditions to the Obligations of AFCB under this Agreement.  The
            ----------------------------------------------------------
obligations of AFCB under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

            (a)    Covenants; Representations.  The obligations of Middlesex
                   --------------------------
required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with, and the representations and warranties of Middlesex contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date), and AFCB shall have received a certificate to such effect signed by the chairman or president and the chief financial officer or chief accounting officer of Middlesex.

     (b)    Absence of Any Material Adverse Effect.  There shall have not
            --------------------------------------
occurred any events or circumstances that have caused a Material Adverse Effect on Middlesex unless otherwise cured in accordance with Section 10.1(e) hereof.

     (c)    Third-Party Consents.  All permits, consents, waivers, clearances,
            --------------------
approvals and authorizations of all nongovernmental and nonregulatory third parties required to be obtained by Middlesex under the terms hereof to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, other than any such permits, consents, waivers, clearances, approvals or authorizations the failure of which to obtain would neither make it impossible to consummate such transactions nor, individually or in the aggregate, result in a Material Adverse Effect on either of AFCB or Middlesex after the Closing.

     (d)    Burdensome Condition.  None of the Requisite Regulatory Approvals
            --------------------
imposes any condition or restriction, which is not usual or customary, upon either of AFCB or Middlesex, in each case taken as a whole with its subsidiaries, upon or following the Closing which would materially adversely impact the economic or business benefits to AFCB of the transactions contemplated by this Agreement, so as to render inadvisable in the reasonable judgment of AFCB's Board of Directors the consummation of the transactions contemplated by the Agreement.

     (e)    Legal Opinion.  AFCB shall have received the opinion of Goodwin,
            -------------
Procter & Hoar, L.L.P. as to matters that are reasonable and customary for transactions of this type.

     (f)    Termination of Rights Under Agreement of Association.  Middlesex
            ----------------------------------------------------
shall have taken all actions necessary or appropriate to terminate any rights, whether regarding the Incorporators' rights to and interests in purchasing shares of Middlesex Common Stock or otherwise, that any Person may have under, in connection with, relating to or as a result of the Agreement of Association, and any such termination shall be evidenced to the reasonable satisfaction of AFCB.

     (g)    Absence of Other Third-Party Claims.  Subject to receipt of payment
            -----------------------------------
pursuant to Section 7.15 hereof, no Person shall have any claim or right, contingent or otherwise, for payment for any services provided (including for disbursements related thereto) or goods sold to or for the account of Middlesex or any predecessor prior to or as of the Effective Time, if the resulting cost or expense to Middlesex would not be of the type for which AFCB has agreed to advance payments pursuant to Section 7.14 hereof or AFCB has not otherwise approved in writing such cost or expense.

     (h)    Middlesex Organizer Agreements.  Each of the Middlesex Organizers to
            ------------------------------
whom shares of AFCB Common Stock are issued in accordance with Section 2.3 hereof shall have executed and delivered a Middlesex Organizer Agreement.

     (i)    Middlesex Board of Directors.  The restructuring of the Middlesex
            ----------------------------
Board of Directors provided for in Section 4.1(a) hereof shall have been completed and the Middlesex Board of Directors shall be composed of the seven persons contemplated by said Section 4.1(a).

     (j)    Escrow Agreement.  The Escrow Agreement shall have been executed and
            ----------------
delivered by the parties and shall be in full force and effect.

     In addition to the foregoing, Middlesex will furnish AFCB with such additional certificates, instruments or other documents in the name or on behalf of Middlesex, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 8.2 as AFCB may reasonably request

     8.3    Conditions to the Obligations of Middlesex under this Agreement.
           ----------------------------------------------------------------
The obligations of Middlesex under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

            (a)    Covenants; Representations.  The obligations of AFCB
                   --------------------------
     required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with, and the representations and warranties of AFCB contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time in all material respects, as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date), and Middlesex shall have received a certificate to such effect signed by the chairman or president and the chief financial officer or chief accounting officer of AFCB.

            (b)    Absence of Any Material Adverse Effect.  There shall have
                   --------------------------------------
     not occurred any events or circumstances that have caused a Material Adverse Effect on AFCB and its subsidiaries, unless otherwise cured in accordance with Section 10.1(d) hereof.

            (c)    Third-Party Consents.  All permits, consents, waivers,
                   --------------------
     clearances, approvals and authorizations of all nongovernmental and nonregulatory third parties required to be obtained by AFCB under the terms hereof to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, other than any such permits, consents, waivers, clearances, approvals or authorizations the failure of which to obtain would neither make it impossible to consummate such transactions nor, individually or in the aggregate, result in a Material Adverse Effect on AFCB after the Closing.

            (d)    Legal Opinion.  Middlesex shall have received the opinion of
                   -------------
     Sullivan & Worcester LLP as to matters that are reasonable and customary for transactions of this type.

     In addition to the foregoing, AFCB will furnish Middlesex with such additional certificates, instruments or other documents in the name or on behalf of AFCB, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 8.3 as Middlesex may reasonably request

                                   ARTICLE 9

                                  THE CLOSING

     9.1    Time and Place.  Subject to the provisions of Articles 8 and 10
            --------------
hereof, the Closing shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, MA 02109, within five business days after the date on which the last of the conditions to be satisfied in accordance with
Article 8 hereof has been so satisfied or otherwise properly waived (if such waiver is legally permitted), or at such other place, date or time as AFCB and Middlesex may mutually agree upon.

     9.2    Deliveries at the Closing.  At the Closing there shall be delivered
            -------------------------
to AFCB and Middlesex the opinions, certificates, and other documents and instruments required to be delivered under Article 8 hereof.


                                  ARTICLE 10

                       TERMINATION, AMENDMENT AND WAIVER

     10.1   Termination.  This Agreement may be terminated at any time prior to
            -----------
the Effective Time, if one or more of the following events shall occur:

            (a) by mutual written consent of AFCB and Middlesex authorized by their respective Boards of Directors;

            (b) by AFCB or Middlesex if the Effective Time shall not have occurred on or prior to June 30, 1997, or such later date as shall have been agreed to in writing by AFCB and Middlesex, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements herein required to be performed or observed at or prior to the Effective Time.

            (c) by AFCB or Middlesex: (i) thirty days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied, unless within the thirty-day period following such denial a petition for rehearing or an amended application has been filed with such governmental regulatory authority or agency, except that no party shall have the right to terminate this Agreement pursuant to this clause (i) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respects the covenants and agreements of such party set forth herein; or (ii) if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or injunction enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the time for appeal or petition for reconsideration of such order or injunction shall have expired without such appeal or petition being granted or such order or injunction shall otherwise have become final and non- appealable;

            (d) by AFCB or Middlesex (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation , warranty, covenant or other agreement contained herein, which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach.

     10.2   Effect of Termination.  In the event of termination of this
            ---------------------
Agreement by either AFCB or Middlesex as provided above, this Agreement shall forthwith become null and void (other than Sections 7.6, 7.14 and 10.2 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of AFCB or Middlesex or their respective officers or directors to the other, except any liability of AFCB and Middlesex as provided under Section 7.14 or Section 11.1 hereof, and in the event of a willful breach of any representation warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the nonbreaching party (i) as a result thereof or in connection therewith, (ii) in connection with the enforcement of its rights hereunder or (iii) in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

     10.3   Amendment, Extension and Waiver.   Subject to applicable law and as
            -------------------------------
may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by this Agreement or termination of this Agreement in accordance with the provisions of Section 10.1 hereof, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles 7 and 8 (other than Section 8.1) hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                  ARTICLE 11

                                 MISCELLANEOUS

     11.1   Expenses.  Except as may otherwise be agreed to hereunder,
            --------
including pursuant to Sections 2.3 and 7.14 hereof, or in a writing by the parties of subsequent date hereto, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     11.2   Survival.  None of the representations, warranties, covenants and
            --------
agreements of any party shall survive after the Effective Time, except for the agreements and covenants contained or referred to in Section 7.10, the last two sentences of Section 7.12, and Section 7.15, all of which agreements and covenants shall survive the Effective Time.

     11.3   Notices.  All notices or other communications hereunder shall be in
            -------
writing and shall be delivered by hand, by overnight courier service, by registered or certified mail (return receipt requested) or by telecopy (in which case a copy thereof shall, simultaneously therewith, be sent by hand, by overnight courier service or by registered or certified mail), addressed as follows:

     (a)    If to AFCB, to:

                    Affiliated Community Bancorp, Inc.
                    716 Main Street
                    Waltham, Massachusetts 02154
                    Attention: Timothy J. Hansberry, President & CEO

            Copy to:

                    Stephen J. Coukos, Esq.
                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, Massachusetts 02109

     (b)    If to Middlesex, to:

                    Middlesex Bank & Trust
                    85 Wells Avenue
                    Newton, Massachusetts 02159
                    Attention: C. Bernard Fulp, President & CEO

            Copy to:

                    William P. Mayer, Esq.
                    Jeffrey P. Naimon, Esq.
                    Goodwin, Procter & Hoar, L.L.P.
                    Exchange Place
                    Boston, Massachusetts 02109-2881

or such other address or telecopy number as shall be furnished in writing by any party in conformity with the foregoing, and any such notice or communication shall be deemed to have been given as of the date received.

     11.4   Parties in Interest.  This Agreement shall be binding upon and
            -------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, including without limitation any right to continued employment.

     11.5   Complete Agreement.  This Agreement, including the schedules
            ------------------
referred to herein, contain the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein. This Agreement supersedes all prior agreements (except for the Confidentiality Agreement) and understanding between the parties, both written and oral, with respect to its subject matter.

     11.6   Counterparts.  This Agreement may be executed in counterparts,
            ------------
all of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties.

     11.7   Governing Law.  This Agreement shall be governed by the laws of The
            -------------
Commonwealth of Massachusetts.

     11.8   Captions.   The Article and Section heading contained in this
            --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.9   Effect of Investigations.   No investigation by the parties hereto
            ------------------------
made heretofore or hereafter, whether pursuant to this Agreement or otherwise, shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation, subject, however, to Section 11.2 hereof.

     11.10  Severability.  In the event that any one or more provisions of this
            -----------
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

     11.11  Specific Enforceability.  The parties recognize and hereby
            -----------------------
acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of any of the parties to perform any of the obligations imposed on it by this Agreement Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

     IN WITNESS WHEREOF, Middlesex and AFCB have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                              AFFILIATED COMMUNITY BANCORP, INC.



                              By:   /s/  Timothy J. Hansberry
                                  ----------------------------------------------
                                    Timothy J. Hansberry
                                    President and Chief Executive Officer


                              MIDDLESEX BANK & TRUST COMPANY
                              (IN ORGANIZATION)



                              By:   /s/  C. Bernard Fulp
                                  ----------------------------------------------
                                    C. Bernard Fulp
                                    President and Chief Executive Officer